Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of PodcastOne, Inc. on Form S-1 (No. 333-269028) of our report dated June 29, 2023, relating to the audit of the restated consolidated financial statements of PodcastOne, Inc. (a subsidiary of LiveOne, Inc.), which appears in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

February 15, 2024